UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2006

Neose Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27718	13-3549286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Witmer Road, Horsham, Pennsylvania		19044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-315-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2006, Neose Technologies, Inc. (the "Company") entered into an Amended and Restated Research, Development and License Agreement (the "Amended and Restated Agreement") with Novo Nordisk A/S and Novo Nordisk Health Care AG (collectively Novo Nordisk A/S and Novo Nordisk Health Care AG shall be referred to as "Novo"). The Amended and Restated Agreement supersedes the Research, Development and License Agreement by and between the Company and Novo dated November 17, 2003 (the "Original Agreement"). The Amended and Restated Agreement will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2006, with portions omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment.

The Amended and Restated Agreement incorporates the three prior amendments to the Original Agreement entered into by the Company and Novo on December 18, 2003, October 12, 2004 and December 15, 2005, respectively, and further amends the Original Agreement to clarify certain complex issues surrounding intellectual property. Under the Amended and Restated Agreement, the Company and Novo will continue to conduct work on a next-generation version of coagulation Factor VIIa (the "Product") for which Novo will fund the Company’s research and development activities and potentially pay the Company development milestones. In addition, under the Amended and Restated Agreement, the Company has granted to Novo a license to use the Company’s technology in the Product (the "License") and the Company may receive significant royalties on sales of the Product. The License continues until the expiration of the last Company patent covering a Product, or until the earlier termination of the Amended and Restated Agreement. Novo has the right to terminate the Amended and Restated Agreement without cause.

The Company does not have any material relationship with Novo or its affiliates other than in respect of the Amended and Restated Agreement and a separate Research, Development and License Agreement by and between the Company and Novo Nordisk A/S dated November 17, 2003 under which the Company is conducting work on next-generation versions of coagulation Factors VIII and IX.

Separately, on October 31, 2006, the Company entered into a Modification Agreement (the "Modification Agreement") with General Electric Capital Corporation ("GE Capital"). GE Capital provided equipment financing to the Company pursuant to a Master Security Agreement dated December 19, 2002 (the "Master Security Agreement") and six promissory notes dated September 17, 2003, December 18, 2003, March 30, 2004, August 20, 2004, December 16, 2004 and July 5, 2005 (collectively, the "Notes"). The Modification Agreement reduced the amount and number of monthly installment payments of principal and interest to be paid by the Company to GE Capital pursuant to each respective Note in connection with the Company’s prepayment of certain amounts.

The Company does not have any material relationship with GE Capital or its affiliates other than in respect of the Modification Agreement, the Master Lease Agreement, the Notes and related documents.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The attached Exhibit Index is incorporated herein by reference.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Current Report on Form 8-K regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including the risk that the collaboration between Novo and the Company will not be successful, the risk that the Company will not successfully develop a next-generation coagulation Factor VIIa and the risk that the Company will not receive any milestones or royalties under the Amended and Restated Agreement . For a discussion of these risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statement, see the section entitled “Factors Affecting the Company’s Prospects” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and discussions of potential risks and uncertainties in the Company’s subsequent filings with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neose Technologies, Inc.

November 2, 2006	By:	A. Brian Davis

Name: A. Brian Davis
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Modification Agreement by and between Neose Technologies, Inc. and General Electric Capital Corporation dated October 31, 2006